JUNIOR MORTGAGE AND SECURITY AGREEMENT

     THIS INDENTURE, made as of the _____ day of _______________, 1996, by and between ___________________________, a _____________, whose address is
______________________________________________________________________________
(herein referred to as "Mortgagor"), and HUNTINGTON PLAZA LIMITED
PARTNERSHIP, an Illinois limited partnership, whose address is @The Balcor Company, 2355 Waukegan Road, Suite A200, Bannockburn, Illinois 60015 (herein referred to as "Mortgagee");

                             W I T N E S S E T H:

     THAT, WHEREAS, Mortgagor is indebted to Mortgagee in the principal sum of THREE HUNDRED SEVENTY THOUSAND AND NO/100 DOLLARS ($370,000.00), evidenced by that certain Principal Note of Mortgagor of even date herewith (hereinafter referred to as the "Note") made payable to the order of Mortgagee and delivered to Mortgagee, in and by which Note Mortgagor promises to pay the said principal sum and interest at the rate and in installments as provided in the Note, with a final payment of the balance, if not sooner paid, to be due on the ______ day of _____________, 2006, and all of said principal and interest are made payable at such place as the holder of the Note may, from time to time in writing appoint, and in absence of such appointment, then at the office of Huntington Plaza Limited Partnership, c/o The Balcor Company, 2355 Waukegan Road, Suite A200, Bannockburn, Illinois 60015.

     NOW, THEREFORE, Mortgagor, to secure the payment of said principal sum of money and said interest in accordance with the terms, provisions and limitations of this Mortgage, and of the Note secured hereby, and any other sums advanced by Mortgagee to protect the security of this Mortgage or discharge the obligations of Mortgagor hereunder, and also in consideration of the sum of ONE AND NO/100 DOLLARS ($1.00) in hand paid, the receipt whereof is hereby acknowledged, does by these presents MORTGAGE, GRANT, CONVEY and RELEASE unto Mortgagee, its successors and assigns, the following described real estate (hereinafter referred to as the "Land") and all of its estate, right, title and interest therein, situate, lying and being in the County of Huntington and State of Indiana, to-wit:

     THE LAND MORTGAGED HEREBY IS DESCRIBED ON
     EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF

which Land, with the property hereinafter described is referred to herein collectively as the "Premises" or as the "Mortgaged Premises."

     TOGETHER with all easements, rights of way, strips and gores of land, vaults, streets, alleys, water rights, mineral rights, and rights used in connection with the Land or to provide a means of access to the Land, and all tenements, hereditaments and appurtenances thereof and thereto pertaining or belonging, and all underground and overhead passageways and licenses in connection therewith;

     TOGETHER with all leasehold estates, right, title and interest of Mortgagor in any and all leases, subleases, management agreements, arrangements, concessions, or agreements, written or oral, relating to the use and occupancy of the Land and improvements or any portion thereof located thereon, now or hereafter existing or entered into;

     TOGETHER with all rents, issues and profits thereof for so long and during all such times as Mortgagor may be entitled thereto and together with all proceeds of insurance with respect thereto and any and all other proceeds therefrom (all of which are pledged primarily and on a parity with said real estate and not secondarily);

     TOGETHER with any and all buildings and improvements now or hereafter erected on the Land, including, but not limited to, the fixtures, attachments, appliances, equipment, machinery, and other articles attached to said buildings and improvements and all tangible personal property owned by Mortgagor now or any time hereafter located on or at the Land or used in connection therewith;

     TOGETHER with all the estate, interest, right, title, other claim or demand, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which Mortgagor now has or may hereinafter acquire in the Premises, and any and all awards made for the taking by eminent domain, or by any proceedings or purchase in lieu thereof, of the whole or any part of the Premises, including, without any limitation, any awards resulting from the change of grade of streets and awards for severance damages.

     All of the land, estate and property hereinabove described, real, personal and mixed, whether affixed or annexed or not (except where otherwise hereinabove specified) and all rights hereby conveyed and mortgaged are intended so to be as a unit and are hereby understood, agreed and declared to form a part and parcel of the real estate and to be appropriated to the use of the real estate, and shall for the purposes of this Mortgage be deemed to be real estate and conveyed and mortgaged hereby.

     Mortgagor covenants that it is lawfully seized of the Premises, that the same are unencumbered except for title exceptions of record approved by Mortgagee including the Senior Mortgage, and that it has good right, full power and lawful authority to convey and mortgage the same, and that it will warrant and forever defend the Premises and the quiet and peaceful possession of the same against the lawful claims of all persons whomsoever.

     TO HAVE AND TO HOLD the Premises unto Mortgagee, its successors and assigns forever, free from all rights and benefits under and by virtue of the Homestead Exemption Laws of the State of Indiana (which rights and benefits are hereby expressly released and waived), for the uses and purposes herein set forth.

                   IT IS FURTHER UNDERSTOOD AND AGREED THAT:

     1. Maintenance, Repair and Restoration of Improvements, Payment of Prior Liens, etc.: Mortgagor hereby represents and covenants to Mortgagee that it shall (a) promptly repair, restore or rebuild any buildings now or hereafter on the Premises which may become damaged or be destroyed; (b) keep the Premises in good condition and repair, without waste, and free from mechanics' liens or claims for lien not expressly subordinated to the lien hereof; provided, however, that Mortgagor shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim upon furnishing (i) to the title insurance company approved by Mortgagee such security or indemnity as it may require to induce said title insurance company to issue its title insurance commitment or its mortgage title insurance policy insuring against all such claims or liens, in form satisfactory to Mortgagee, and (ii) to Mortgagee such other security with respect to such claim as may be acceptable to Mortgagee; (c) pay when due any indebtedness or installment or portion thereof which may be secured by a lien or charge on the Premises and comply with all requirements of all loan documents evidencing or securing such indebtedness, and upon request exhibit satisfactory evidence of the discharge of such lien to Mortgagee; (d) comply in all material respects and cause the Premises at all times to be operated in compliance in all material respects with all requirements of law, municipal ordinances, or restrictions of record with respect to the Premises and the use thereof; (e) pay each item of indebtedness, or installment or portion thereof, due from Mortgagor to Mortgagee other than the indebtedness evidenced by the Note; and (f) pay each item of indebtedness secured by this Mortgage when due according to the terms hereof or of the Note.

     2. Representations and Covenants: Mortgagor hereby represents and covenants to Mortgagee that:

          2.1 Power, etc.: Mortgagor (a) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of ____________; (b) has the power and authority to own its properties and to carry on its business as now being conducted; (c) is qualified to do business in every jurisdiction in which the nature of its business or its properties makes such qualification necessary; and (d) is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it.

          2.2 Capital Improvements: Mortgagor covenants and agrees that it shall expend a total of Four Hundred Thousand Dollars $400,000 in connection with the Mortgaged Premises as follows: (i) Mortgagor shall deposit Two Hundred Thousand Dollars ($200,000.00) with the holder of the Senior Mortgage (hereinafter defined) for the purpose of making tenant improvements and the payment of leasing commissions with respect to the Mortgaged Premises within Three years of the date of the execution of this Junior Mortgage and Security Agreement; and (ii) Two Hundred Thousand Dollars ($200,000.00) within six (6) months of date of the execution of this Junior Mortgage and Security Agreement for repairs to the parking lot, parking lot lights, shopping center facade and the roof; and Mortgagor shall provide Mortgagee with copies of the paid receipts within Thirty (30) days of the completion of the repairs. Mortgagor's capital investments shall be in the form of equity and shall be made from funds that are not proceeds of the Senior Mortgage (hereinafter defined). Provided, however, the funds for the capital investment in clause (ii) above may come from proceeds of the senior mortgage that are withheld and reserved for that purpose, but only to the extent that Mortgagor increases the portion of the purchase price paid for the Mortgaged Premises that is in the form of equity and that are not proceeds of the Senior Mortgage by a like amount and provided that the amount secured by the Senior Mortgage does exceed the amount set forth in any commitment outstanding as of March 27, 1996, which mortgagor represents does not exceed $1,600,000.00.

     3. Payment of Taxes: Mortgagor shall pay before any penalty attaches all general taxes, and shall pay special taxes, special assessments, water charges, sewer service charges, and other charges against the Premises of any nature whatsoever and any personal property located thereon, and/or against the rents and other income derived from the Premises, when due, and shall, upon written request, furnish to Mortgagee duplicate receipts therefor. To prevent default hereunder, Mortgagor shall pay in full under protest, in the manner provided by statute, any tax or assessment which Mortgagor may desire to contest.

     4. Insurance: Mortgagor shall keep the Premises, including all buildings and improvements now or hereafter situated on the Land, insured against loss or damage by fire and extended coverage, malicious mischief and vandalism and such other hazards in such amounts as may reasonably be required by Mortgagee. Mortgagor shall also provide and keep in effect comprehensive public liability insurance with such limits for personal injury and death and property damage as Mortgagee may reasonably require. All policies of insurance to be furnished hereunder shall be in forms, companies and amounts reasonably satisfactory to Mortgagee, with standard mortgagee loss payable clauses attached to all policies in favor of and in form satisfactory to Mortgagee, including a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without thirty (30) days' prior written notice to Mortgagee. Mortgagor shall deliver the original of all policies, including additional and renewal policies, to Mortgagee.

          So long as any sum remains due hereunder or under the Note secured hereby, Mortgagor covenants and agrees that it shall not place, or cause to be placed or issued, any separate casualty, fire, rent loss, liability, or war damage insurance from the insurance required to be maintained under the terms hereof, unless in each such instance Mortgagee herein is included therein as the payee under a standard mortgagee's loss payable clause. Mortgagor covenants to advise Mortgagee whenever any such separate insurance coverage is placed, issued or renewed, and agrees to deposit the original of all such policies with Mortgagee.

          In the event of a foreclosure of this Mortgage, or in case of any transfer of title to the Mortgaged Premises in extinguishment of the debt secured hereby, all right, title and interest of Mortgagor to any insurance policy covering the Mortgaged Premises shall pass to Mortgagee or transferee of the Mortgaged Premises.

     5.   Adjustment of Losses with Insurer and Application of Proceeds of
Insurance:

          A. In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (herein called an "Insured Casualty"), and if, in the collective judgment of the Mortgagor and the Mortgagee, the Premises can be restored to an economic unit not less valuable than the same was prior to the Insured Casualty, then, if no Event of Default, as hereinafter defined, shall have occurred and be then continuing, the proceeds of insurance shall be applied to the cost of restoring, repairing, replacing or rebuilding the Premises or part thereof subject to the provisions in subparagraph D hereof; and the Mortgagor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, always, that the Mortgagor shall pay all costs of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

          B. Except as provided in subsection A of this paragraph 5, and subject to the rights of the holder of the Senior Mortgage (hereinafter defined), the proceeds of insurance consequent upon any Insurance Casualty upon the indebtedness hereby secured, shall be applied in such order or manner as the Mortgagee may elect.

          C. In the event that proceeds of insurance, if any, shall be applied to the restoring, repairing, replacing or rebuilding of the Premises as provided in subparagraph D hereof, the Mortgagor hereby covenants to restore, repair, replace or rebuild the same, to be of at least equal value, and of substantially the same character as prior to such damage or destruction.

          D. In the event Mortgagor and Mortgagee determine that insurance proceeds shall be applied to the restoring, repairing, replacing, or rebuilding of the Premises (either directly or to reimburse the Mortgagor for the costs incurred by Mortgagor with respect thereto), such proceeds shall be disbursed from time-to-time upon the Mortgagee being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (ii) funds (or assurance satisfactory to the Mortgagee that such funds are available to Mortgagor) sufficient in addition to the proceeds of insurance, to complete the proposed restoration, repair, replacement and rebuilding and (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of survey and such other evidence of cost, payment and performance, including insurance against mechanics' liens as the Mortgagee may reasonably require and approve. All plans and specifications for such restoration, repair, replacement and rebuilding shall be submitted to and approved by the Mortgagee prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time-to-time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds. Mortgagor covenants that at all times the undisbursed balance of such proceeds, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the Mortgagee by or on behalf of the Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of the Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds after payment of such costs of restoration, repair, replacement or rebuilding shall, subject to the rights of the holders of the Senior Mortgage (hereinafter defined) be paid over to Mortgagor.

          E. The rights of the parties shall be subject to the superior rights of the holders of the Senior Mortgage (hereinafter defined).

          F. Nothing contained in this Mortgage shall create any responsibility or obligation on Mortgagee to collect any amount owing on any insurance policy, to rebuild, repair or replace any damaged or destroyed portion of the Premises, including any improvements, or to perform any act hereunder.

     6.   Method of Taxation:

          6.1 Stamp Tax: If, by the laws of the United States of America or of any state, municipality or other governmental body having jurisdiction over Mortgagor or its property, any tax imposition or assessment is due or becomes due in respect of the issuance of the Note, this Mortgage or upon the interest of Mortgagee in the Premises, or any tax, assessment or imposition is imposed upon Mortgagee relating to the lien created hereunder, or any of the foregoing, Mortgagor covenants and agrees to pay such tax, levy, assessment or imposition in the manner required by any such law. Mortgagor further covenants to hold harmless and agrees to indemnify Mortgagee, its successors or assigns, against any liability incurred by reason of the imposition of any tax on the issuance of the Note.

          6.2 Change in Method of Taxation: In the event of the enactment after this date of any law of the state in which the Premises are located deducting from the value of land for the purpose of taxation any lien thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or Mortgagee's interest in the Premises, or the manner of collection of taxes, so as to affect this Mortgage or the debt secured hereby or the holder hereof, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes or assessments, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee
(a) it might be unlawful to require Mortgagor to make such payment; or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the indebtedness secured hereby to be and become due and payable without penalty or premium one hundred eighty (180) days from the giving of such notice.

     7. No Merger: It being the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in fee simple title to the Premises, it is hereby understood and agreed that should Mortgagee acquire any additional interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee, as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title, toward the end that this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

     8. Prepayment Privilege: Mortgagor shall have the privilege of making prepayments on the principal of the Note (in addition to the required payments) in accordance with the terms and conditions set forth in the Note.

     9.   Assignment of Rents and Leases:

          A. To further secure the indebtedness secured hereby, Mortgagor does hereby sell, assign and transfer unto Mortgagee all the rents, issues and profits now due with respect to the Premises and does hereby sell, assign and transfer onto Mortgagee all Mortgagor's right, title and interest as lessor under or by virtue of any lease, whether written or verbal, or any letting of, or of any agreement for the use or occupancy of the Premises or any part thereof, which may have been heretofore or may be hereafter made or agreed to or which may be made or agreed to by Mortgagor or its agents under the powers herein granted.

          B. Mortgagor represents and agrees that from and after the date of the execution of this Mortgage no rent will be paid by any person in possession of any portion of the Premises for more than one installment in advance and that the payment of none of the rents to accrue for any portion of the Premises will be, without Mortgagee's consent, waived, released, reduced, discounted, or otherwise discharged or compromised by Mortgagor. Mortgagor shall not grant any rights of set off or permit any set off to rent by any person in possession of any portion of the Premises. Mortgagor agrees that it will not assign any lease or any rents or profits of the Premises, except to Mortgagee or with the prior written consent of Mortgagee.

          C. Nothing herein contained shall be construed as constituting Mortgagee as a mortgagee in possession in the absence of the taking of actual possession of the Premises by Mortgagee pursuant to Paragraph 15 hereof. In the exercise of the powers herein granted Mortgagee, no liability shall be asserted or enforced against Mortgagee, all such liability being expressly waived and released by Mortgagor.

          D. Mortgagor further agrees to assign and transfer to Mortgagee all future leases upon all or any part of the Premises promptly upon execution thereof and to execute and deliver, at the request of Mortgagee, all such further assurances and assignments in the Premises as Mortgagee shall from time to time require.

          E. Although it is the intention of the parties that the assignment contained in this Paragraph 9 shall be a present assignment, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that so long as there is no Event of Default hereunder, Mortgagor shall have the privilege of collecting and retaining the rents accruing under the leases assigned hereby, until such time as Mortgagee shall elect to collect such rents pursuant to the terms and provisions of this Mortgage.

          F. At the option of Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any award in eminent domain), to any one or more leases affecting any part of the Premises, upon the execution by Mortgagee and recording or registration thereof, at any time hereafter, in the office wherein this Mortgage was registered or filed for record, of a unilateral declaration to that effect.

     10. Additional Rights of Mortgagee: Mortgagor hereby covenants and agrees that:

          10.1 This Mortgage is intended only as security for the obligations herein set forth. Notwithstanding anything to the contrary contained in this Mortgage, Mortgagee shall have no obligation or liability under, or with respect to, or arising out of this Mortgage and shall not be required or obligated in any manner to perform or fulfill any of the obligations of Mortgagor hereunder.

          10.2 Upon the occurrence of an Event of Default hereunder, Mortgagee may, but need not, make any payment or perform any act herein required of Mortgagor in any form and manner deemed expedient. By way of illustration and not in limitation of the foregoing, Mortgagee may (but need not) do all or any of the following: make payments of principal or interest or other amounts on any lien, encumbrance or charge on any part of the Premises; complete construction; make repairs; collect rents; pay insurance premiums; prosecute collection of any sums due with respect to the Premises; purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof; contest any tax or assessment; and redeem from any tax sale or forfeiture affecting the Premises. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys' fees, and any other monies advanced by Mortgagee to protect the Mortgaged Premises and the lien hereof, shall be so much additional indebtedness secured hereby, and shall become immediately due and payable without notice and with interest thereon at Default Rate as defined in the Note. In making any payment or securing any performance relating to any obligation of Mortgagor hereunder, Mortgagee shall (as long as it acts in good faith) be the sole judge of the legality, validity and amount of any lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of Mortgagee, and no inaction of Mortgagee hereunder, shall ever be considered as a waiver of any right accruing to it on account of any default on the part of Mortgagor. All sums paid by Mortgagee for the purposes herein authorized shall be considered additional advances made under the Note and pursuant to this Mortgage and shall be secured by the Mortgage. WITH THE PROVISO THAT THE AGGREGATE AMOUNT OF THE INDEBTEDNESS SECURED HEREBY TOGETHER WITH ALL SUCH ADDITIONAL SUMS ADVANCED SHALL NOT EXCEED THREE HUNDRED PERCENT (300%) OF THE AMOUNT OF THE ORIGINAL INDEBTEDNESS SECURED HEREBY. Provided, however, this proviso shall not apply to any obligation described in paragraph 12 below and any such obligation shall be excluded for all purposes from the operation of this proviso.

     11. Reliance on Tax Bills: Mortgagee, in making any payment hereby authorized: (a) relating to taxes and assessments, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; or (b) for the purchase, discharge, compromise or settlement of any other prior lien, may do so without inquiry as to the validity or amount of any claim or lien which may be asserted.

     12. Environmental Matters: Mortgagor hereby represents, warrants and covenants to Mortgagee that:

          A. Mortgagor shall comply with all applicable laws, ordinances and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations and ordinances identified in subparagraph G. below, all as amended and modified from time-to-time (collectively, "Environmental Laws") in connection with its ownership, operation and use of the Mortgaged Property (including the underlying groundwater and areas leased to tenants, if any). All governmental permits relating to the use and/or operation of the Mortgaged Property required by applicable Environmental Laws will remain in effect, and Mortgagor shall comply therewith. Notwithstanding the above, hazardous or toxic substances or wastes shall be permitted on the Property provided such substances or wastes are (i) permitted to be used or produced pursuant to any applicable statute, rule, law or regulation, (ii) used in or produced from the normal business operations of tenants, and (iii) used, handled and disposed of in accordance with all applicable statutes, rules, laws and regulations.

          B. Mortgagor will not release, generate, disclose, manufacture, store, treat, transport or dispose of "Hazardous Material" (hereinafter defined)on, in, under (including the underlying ground water) or from the Mortgaged Property or any parcel(s) of real estate adjacent thereto. Except as provided in subsection (a) above, Mortgagor shall not cause there to be:
(i) any Hazardous Material on, in or under the Mortgaged Property (including the underlying ground water) or any parcel(s) of real estate adjacent thereto;
(ii) any environmental, health or safety hazards that pertain to any of the Mortgaged Property or the business or operations conducted thereon; and (iii) any underground storage tanks present on or under the Mortgaged Property. Except for those matters specifically disclosed in the documents relating to Mortgagor's purchase of the Mortgaged Premises, as to which matters no further action shall be required of Mortgagor, and without limitation of the foregoing:

(i) Mortgagor will promptly notify Mortgagee, in writing, in the event that Mortgagor has or acquires notice or knowledge that any Hazardous Material has been or is threatened to be released, discharged, disposed of, transported, or stored on, in, under or from or otherwise located on or beneath the surface of the Mortgage Property or any parcel(s) of real estate adjacent thereto, and
(ii) if any Hazardous Material is found on or beneath the surface of the Mortgaged Property, Mortgagor, at its own cost and expense, shall immediately take such action as is necessary to detain the spread of, and remove, such Hazardous Material to the reasonable satisfaction of Mortgagee and the appropriate governmental authorities.

          C. Mortgagor shall immediately notify Mortgagee and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Mortgaged Property or compliance with Environmental Laws. Mortgagor shall promptly cure and have dismissed with prejudice any such actions and proceedings to the satisfaction of the Mortgagee. Mortgagor shall keep the Mortgaged Property free of any lien imposed pursuant to any Environmental Law.

          D. Mortgagee shall have the right at all reasonable times and from time-to-time hereafter to conduct environmental audits of the Mortgaged Property, and Mortgagor shall cooperate in the conduct of each such audit. Mortgagee shall give Mortgagor twenty four hours prior notice of any such audit. The audits shall be conducted by a consultant of Mortgagee's choosing and if any Hazardous Material in excess of such amounts as may be permissible under any applicable Environmental Law is detected or if a violation of any Environmental Law or a material breach of the warranties, representations or covenants contained in this paragraph 12 is discovered, the fees and expenses of such consultant shall be borne by Mortgagor and shall be paid by Mortgagor to Mortgagee on demand. Such fees and expenses shall be a part of the indebtedness secured hereby and shall bear interest at the default rate contained in the Note.

          E. If Mortgagor fails to comply with any of the foregoing warranties, representations and covenants, Mortgagee may cause the removal (and/or other cleanup acceptable to Mortgagee) of any Hazardous Material from the Mortgaged Property. The reasonable costs of Hazardous Material removal and/or other cleanup (including transportation and storage costs) shall be added to the indebtedness, whether or not the costs exceed the amount of the Note and whether or not a court has ordered the cleanup, and such costs shall become due and payable on demand by Mortgagee, with interest thereon at the default rate contained in the Note. Mortgagor shall give Mortgagee, its agents and employees access to the Mortgaged Property to remove and/or otherwise cleanup any Hazardous Material. Mortgagee, however, has no affirmative obligation to remove or otherwise cleanup any Hazardous Material, and this Mortgage and the Other Agreements shall not be construed as creating any such obligation.

          F. Mortgagor, agrees to indemnify, defend (with counsel reasonably acceptable to Mortgagee and at Mortgagor's sole cost), and hold Mortgagee and Mortgagee's shareholders, directors, officers, employees, and agents, free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including attorneys' and experts' fees and expenses and fees and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee or any of them in connection with or arising from or out of: (i) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in this paragraph 12; (ii) any violation or claim of violation by Mortgagor of any Environmental Law; or (iii) the imposition of any lien for the recovery of any costs for environmental cleanup and/or other response costs relating to the release or threatened release of Hazardous Material arising out of or relating to any matter described in clauses (i) and (ii) of this subparagraph F above.

          The foregoing indemnification is the personal obligation of Mortgagor and shall survive repayment of the Note, any sale or transfer of title or any transfer of the Mortgage Property by foreclosure or by a deed in lieu of foreclosure. Mortgagor, its successors and assigns, hereby waive, release and agree not to make any claim or bring any cost recovery action against Mortgagee under "CERCLA" (hereinafter defined) or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that Mortgagee is strictly liable under any such law, regulation, ordinance or requirement, the respective obligations of Mortgagor to Mortgagee under this indemnity shall likewise be without regard to fault on the part of Mortgagor with respect to the violation or condition which results in liability to Mortgagee.

          G.   For purposes of this Mortgage, "Hazardous Material" means
(i) "hazardous substances", or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq.; or the Hazardous Materials Transportation Act, 49 U.S.C. 1802, as amended and hereafter amended; (ii) "hazardous wastes", as that term is defined by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6902 et seq., as amended and hereafter amended; (iii) "contaminants" or "hazardous waste", as those terms are defined by I.C. 13-7-1-2, as amended and hereafter amended; and (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste substance or material, all as amended or hereafter amended. Hazardous Material shall also include (v) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. 2011 et seq., s amended or hereafter amended; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls ("PCB's") or substances or compounds containing PCB's.

     13. Acceleration of Indebtedness in Case of Default: Any one of the following events shall be deemed an "Event of Default" hereunder: (a) if default be made in the due and punctual payment of the Note, or any installment due in accordance with the terms thereof, either of principal or interest or in the payment of any other sum required to be paid by Mortgagor or the maker of the Note set forth in the Note, and any such default continues after the expiration of any applicable grace or cure period; or (b) if Mortgagor shall file a petition in voluntary bankruptcy or under Title 11 of the United States Code or any other similar law, statute or regulation, state or federal, whether now or hereafter existing, or an answer admitting insolvency or inability to pay its debts, or fail to obtain a vacation or stay of involuntary proceedings within ninety (90) days; or (c) if Mortgagor shall be adjudicated bankrupt or a trustee or receiver shall be appointed for Mortgagor for all of its property or the major part thereof in any involuntary proceeding, or any court shall have taken jurisdiction of the property of Mortgagor or the major part thereof in any involuntary proceedings for the reorganization, dissolution, liquidation or winding up of Mortgagor, and such trustee or receiver shall not be discharged or such jurisdiction relinquished or vacated or stayed on appeal or otherwise stayed with ninety (90) days; or (d) if Mortgagor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidator of all of its property or the major part thereof; or (e); if any representation or warranty made by Mortgagor in, under or pursuant to the Note, or this Mortgage shall prove to have been false or misleading in any material aspect as of the date on which such representation or warranty was made; or becomes false or misleading thereafter and Mortgagor fails to notify Mortgagee of such fact within thirty (30) days of learning of such false or misleading warranty or fails to cure such default within thirty
(30) days of such notice, or in the absence of a notice from Mortgagor, if mortgagee discovers a matter that would require Mortgagor to give mortgagee notice under this paragraph, and Mortgagor fails to cure such default within thirty days of any written notice from mortgagee; (f) if the holder of a mortgage or of any other lien on the Mortgaged Premises (without hereby implying Mortgagee's consent to any such mortgage or other lien) accepts or agrees to accept a deed in lieu of foreclosure or institutes foreclosure proceedings or other proceedings for the enforcement of its remedies thereunder and the same remain undischarged or unbonded to Mortgagee's satisfaction for a period of thirty (30) days; (g) if there shall have been an Event of Default or other occurrence with respect to a Senior Mortgage (hereinafter defined) or obligation secured thereby giving the holders of the Senior Mortgage (hereinafter defined) the right to accelerate the indebtedness represented by the Senior Mortgage (hereinafter defined) and such Event of Default or other occurrence shall continue and remain uncured for a period of thirty (30) days after written notice from Mortgagee to Mortgagor specifying such Event of Default or other occurrence and requesting that same be remedied; (h) if the holders of the Senior Mortgage (hereinafter defined) shall accelerate the indebtedness represented thereby or institute proceedings to foreclose upon the property covered by the Senior Mortgage (hereinafter defined); (i) if there is a change in the actual or beneficial title or ownership of the Mortgaged Property or a change in more than fifty percent (50%) of the interest of the general partners, unless each of the following conditions shall have been satisfied: (1) the financial reliability and capability and the management ability of the prospective transferee shall be satisfactory to the Mortgagee;
(2) the transferee shall assume and agree to perform the terms of the note secured by the Senior Mortgage (hereinafter defined) if still outstanding, the Note, the indebtedness and this Mortgage; and (3) the Mortgagor and any subsequent assignor shall remain liable for performance of the note secured by the Senior Mortgage (hereinafter defined) if still outstanding; or (j) if default shall be made in the due observance or performance of any other of the covenants, agreements or conditions contained in this Mortgage, and required to be kept or performed or observed by Mortgagor, other than the defaults described in the preceding clauses (a) through (j) of this Paragraph 13 and any other defaults deemed to be "Events of Default" hereunder, and the same shall continue for thirty (30) days after written notice given by Mortgagee to Mortgagor, or if such default cannot reasonably be cured within such thirty
(30) day period, then within such additional time as may be reasonably necessary to cure such default, provided Mortgagor commences such cure within such initial (30) day period and thereafter diligently pursues such cure. Upon the occurrence of an Event of Default, then and in every such case the whole of said principal sum hereby secured shall, at once, at the option of Mortgagee, become immediately due and payable, together with accrued interest thereon.

     14.  Foreclosure; Expense of Litigation:

          A. If an Event of Default has occurred hereunder, or when the indebtedness hereby secured, or any part thereof, shall become due, whether by acceleration or otherwise, Mortgagee shall have the right to foreclose the lien hereof for such indebtedness or part thereof, and in such event, the owner of the Note may accelerate the payment of same and may institute proceedings to foreclose this Mortgage for the entire amount then unpaid with respect to the Note. In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for reasonable attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises. All expenditures and expenses of the nature in this paragraph mentioned, and such expenses and fees as may be incurred in the protection of said Premises and the maintenance of the lien of this Mortgage, including the fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Note or the Premises, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding, shall be due and payable by Mortgagor promptly upon demand and shall be secured by this Mortgage.

          B. This Mortgage may be foreclosed once against all, or successively against any portion or portions of the Premises, as Mortgagee may elect. This Mortgage and the right of foreclosure hereunder shall not be impaired or exhausted by one or any foreclosure or by one or any sale, and may be foreclosed successively and in parts, until all of the Premises have been foreclosed against and sold. Mortgagor waives and relinquishes any and all rights that Mortgagor may have to cause or compel a sale of any part or parcel of the Premises less than the entire Premises.

          C. Mortgagee may employ counsel for advice or other legal service at Mortgagee's discretion in connection with any litigation or threatened litigation to which Mortgagee may be made a party which affects the title to the Mortgaged Premises or the validity of the indebtedness hereby secured, and any reasonable attorneys' fees so incurred shall be added to and be a part of the debt hereby secured. Any costs and expenses reasonably incurred in connection with any other litigation or threatened litigation affecting said debt or Mortgagee's title to the Mortgaged Premises, including reasonably estimated amounts to conclude the transaction, shall be added to and be a part of the indebtedness hereby secured. All such amounts shall be payable by Mortgagor to Mortgagee promptly upon demand, and if not paid, shall be included as a part of the mortgage debt and shall bear interest at the default rate provided for in the Note.

          D. The proceeds of any foreclosure sale of the Premises shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in the preceding subparagraphs hereof, second, on account of all other items which under the terms hereof constitute secured indebtedness additional to that evidenced by the Note, with interest thereon as herein provided; third, on account of all principal and interest remaining unpaid on the Note in the order of priority therein described; and fourth, any overplus to Mortgagor, its successors or assigns, as their rights may appear.

          E. After an Event of Default, Mortgagee shall have the right and option to commence a civil action to foreclose the lien of this Mortgage and to obtain an order or judgment of foreclosure and sale subject to the rights of any tenant or tenants of the Premises. The failure to join any tenant or tenants of the Premises as party defendants in any such civil action or the failure of any such order or judgment to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the indebtedness secured hereby, or any part thereof, any statute or rule of law at any time existing to the contrary notwithstanding.

     15. Appointment of Receiver: Upon, or at any time after, the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall, upon the election of Mortgagee, appoint a receiver of the Premises. Such appointment may be made either before or after sale, upon notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then value of the Premises or whether the same shall be then occupied as a homestead or not and Mortgagee hereunder or any holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Premises during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court from time to time may authorize the receiver to apply the net income in his hands after deducting reasonable compensation for the receiver and his counsel as allowed by the court, in payment (in whole or in part) of any or all of any obligation secured hereby, including without limitation the following, in such order of application as Mortgagee may elect:
(i) amounts due upon the Note, (ii) amounts due upon any decree entered in any suit foreclosing this Mortgage, (iii) costs and expenses of foreclosure and litigation upon the Premises; (iv) insurance premiums, repairs, taxes, special assessments, water charges and interest, penalties and costs, in connection with the Premises; (v) any other lien or charge upon the Premises that may be or become superior to the lien of this Mortgage, or of any decree foreclosing the same; provided that such application is made prior to foreclosure sale, and
(vi) the deficiency in case of a sale and a deficiency.

     16.  Mortgagee's Right of Possession In Case of Default:

          A. In any case in which under the provisions of this Mortgage Mortgagee has a right to institute foreclosure proceedings, whether before or after the whole principal sum secured hereby is declared to be immediately due as aforesaid, or whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after sale thereunder, forthwith, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee and Mortgagee shall be entitled to take actual possession of the Premises or any part thereof personally, or by its agents or attorneys, as for condition broken, and Mortgagee in its discretion may, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts of Mortgagor or the then owner of the Premises relating thereto, and may hold, operate, manage and control the Premises and conduct the business, if any, thereof, either personally or by its agents, contractors or nominees and with full power to use such measures, legal or equitable, as in its reasonable discretion or in the reasonable discretion of its successors or assigns may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues and profits of the Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent, hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter and with full power: (i) to cancel or terminate any lease or sublease for any cause or on any ground which would entitle Mortgagor to cancel the same; (ii) to elect to disaffirm any lease or sublease made subsequent to this Mortgage or subordinated to the lien hereof; (iii) to make all necessary or proper repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements to the Premises, including completion of construction in progress, as to it may seem judicious; (iv) to insure and reinsure the same and all reasonable risks incidental to Mortgagee's possession, operation and management thereof; (v) to employ watchmen to protect the Mortgaged Premises; (vi) to continue any and all outstanding contracts for the erection and completion of improvements to the Premises; (vii) to make and enter into any contracts and reasonable obligations wherever necessary in its own name, and to pay and discharge all debts, obligations and liabilities incurred thereby, all at the expense of Mortgagor; (viii) to receive all avails, rents, issues, profits and proceeds therefrom and to perform such other acts in connection with the management and operation of the Mortgaged Premises as Mortgagee, in its discretion, may deem proper; and (ix) to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, or for options to lessees to extend or renew terms to expire beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Mortgage indebtedness, satisfaction of any foreclosure decree or issuance of any certificate of sale or deed to any purchaser.

          B. Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any leases.

     17. Application of Income Received by Mortgagee: Mortgagee, in the exercise of the rights and powers hereinabove conferred upon it by Paragraph 9 and Paragraph 15 hereof, shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as Mortgagee may determine: (a) to the payment of the operating expenses of the Premises including cost of management and leasing thereof (which shall include reasonable compensation to Mortgagee and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized; (b) to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; (c) to the payment of all repairs, decorating, renewals, replacements, alterations, additions, betterments, and improvements of the Premises, and of placing said property in such condition as will, in the reasonable judgment of Mortgagee, make it readily rentable; and (d) to the payment of any indebtedness secured hereby or any deficiency which may result from any foreclosure sale.

     18. Access by Mortgagee: Mortgagor shall permit access by Mortgagee to its books and records, construction project reports, if any, tenant registers, insurance policies and other papers for examination and making copies and extracts thereof. Mortgagee, its agents and designees shall have the right to inspect the Premises at all reasonable times and access thereto shall be permitted for that purpose.

     19. Condemnation: Mortgagor hereby assigns, offers and sets over unto Mortgagee its entire interest in the proceeds (hereinafter referred to as the "Condemnation Proceeds") of any award or any claim for damages for any of the Mortgaged Premises taken or damaged under the power of eminent domain or by condemnation or any action in lieu of condemnation or under threat of (hereinafter referred to as "Condemnation"). Mortgagor hereby empowers Mortgagee, in Mortgagee's sole discretion, and at its election to settle, compromise and adjust any and all claims or rights arising under any Condemnation relating to the Premises or any portion thereof. Mortgagor shall so settle, compromise and adjust such claims or rights in the event Mortgagee does not elect to do so as provided above. Nothing contained in this Mortgage shall create any responsibility or obligation on Mortgagee to collect any amount owing due to any Condemnation or to rebuild, repair or replace any portion of the Premises or any improvements thereon or to perform any act hereunder. Mortgagee may elect to apply the Condemnation Proceeds upon or in reduction of the indebtedness secured hereby, whether due or not, or to require Mortgagor to restore or rebuild, in which event the Condemnation Proceeds shall be held by Mortgagee and used to reimburse Mortgagor for the cost of the rebuilding or restoring of buildings or improvements on the Premises, in accordance with plans and specifications to be submitted to and approved by Mortgagee. Notwithstanding the foregoing, if Mortgagor is obligated to restore or replace the damaged or destroyed buildings or improvements under the terms of any lease or leases which are or may be prior to the lien of this Mortgage and if such taking does not result in cancellation or termination of such lease, the Condemnation Proceeds shall first be used to reimburse Mortgagor for the cost of rebuilding or restoring of buildings or improvements on the Premises, provided no Event of Default then exists under this Mortgage. In the event Mortgagor is required or authorized, by Mortgagee's election as aforesaid, to rebuild or restore, the Condemnation Proceeds shall be paid out in the same manner as is provided in Paragraph 5 hereof for the payment of insurance proceeds toward the cost of rebuilding or restoration. If the amount of the Condemnation Proceeds is insufficient to cover the cost of rebuilding or restoration, Mortgagor shall pay such cost in excess of the award, before being entitled to reimbursement out of the award. Any surplus which may remain out of said award after payment of such cost of rebuilding or restoration shall, at the option of Mortgagee, be applied on account of the indebtedness secured hereby or be paid to any other party entitled thereto.

     20. Non-Waiver of Rights. The holders of the indebtedness may seek collection of the indebtedness from any other person or entity obligated thereon or resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of any of the indebtedness, in whole or in part, and in such portions and in such order as may seem best to such holders in their sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens created hereby.

     21.  Release Upon Payment and Discharge of Mortgagor's Obligations:
Mortgagee shall release this Mortgage and the lien thereof by proper instrument upon payment and discharge of all indebtedness and other obligations secured hereby and upon payment of a reasonable fee to Mortgagee for preparation of any necessary instruments.

     22. Waiver of Defense: No action for the enforcement of the lien or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing same in an action at law upon the Note.

     23. Waiver of Statutory Rights: To the full extent permitted by law, Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any advantage of, and hereby voluntarily and knowingly waives, any stay, exemption, redemption, reinstatement, homestead or extension law or any so-called "Moratorium Law" now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Mortgaged Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to any decree, judgment or order of any court of competent jurisdiction; or after such sale or sales claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshaling thereof, upon foreclosure sale or other enforcement hereof, on its own behalf, on behalf of all persons or entities claiming or having an interest (direct or indirect) by, through or under Mortgagor and on behalf of each and every person or entity acquiring any interest in or title to the Mortgaged Premises subsequent to the date hereof. Without limiting the foregoing, Mortgagor acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural or residential real estate. To the full extent permitted by law, Mortgagor agrees that it will not, by invoking or utilizing any applicable law or statute or otherwise, hinder, delay or impede the exercise of any right, power or remedy herein or otherwise granted or delegated to Mortgagee, but will suffer and permit the exercise of every such right, power and remedy as though no such law or statute or other restriction have been or will have been made or enacted. To the full extent permitted by law, Mortgagor hereby agrees that no action for the enforcement of the lien or any provision hereof shall be subject to any defense which would not be good and valid in an action at law upon the Note. Mortgagor hereby expressly waives any right which it may have to direct the order in which any of the Mortgaged Premises shall be sold in the event of any sale thereof pursuant hereto.

     24. Mortgagor's Additional Covenants: Mortgagor further covenants and agrees with Mortgagee, its successors and assigns as follows:

          24.1 Mortgagor will comply in all material respects and cause compliance in all material respects by tenants with all of the material terms, conditions and provisions of all leases on the Premises so that the same shall not become in default or be canceled, terminated or declared void, and will do all that is needful or required to preserve all said leases in force. Except for taxes and assessments to be paid by Mortgagor pursuant to paragraph 3 of this Mortgage, Mortgagor will not create or suffer or permit to be created, subsequent to the date of this Mortgage, any lien or encumbrance which may be or become superior to any lease affecting the Premises.

          24.2 Mortgagor will pay or cause to be paid all utility charges incurred in connection with the Premises and all improvements thereon and maintain all utility services now or hereafter available for use at the Premises.

          24.3 Mortgagor shall, within fifteen (15) days after a written request by Mortgagee, furnish from time-to-time a signed statement setting forth the amount of the obligation secured hereby and whether or not any Event of Default, offset or defense then is alleged to exist against the same or with respect to any lease affecting its premises and, if so, specifying the nature thereof.

          24.4 Mortgagor will pay all filing, registration, recording and search and information fees, and all expenses incident to the execution and acknowledgment of this Mortgage and all other documents securing the indebtedness secured hereby and all federal, state, county and municipal taxes, other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of the indebtedness secured hereby, this Mortgage and all other documents securing the indebtedness secured hereby and all assignments thereof.

          24.5 Mortgagor covenants that the proceeds of the indebtedness secured hereby will not be used for the purchase or carrying of registered equity securities within the purview and operation of Regulation G issued by the Board of Governors of the Federal Reserve System.

          24.6 Mortgagor covenants that it shall not incur any additional obligations or indebtedness secured by the Senior Mortgage (hereinafter defined), except as expressly provided under the Senior Mortgage, without the consent of Mortgagee. In addition, if Mortgagor renews, extends, modifies or refinances the indebtedness secured by the Senior Mortgage (hereinafter defined), the amount of indebtedness secured by the Senior Mortgage, or any amended or new Senior Mortgage, shall not exceed the amount owing on the Senior Mortgage (hereinafter defined) as of the date of such renewal, extension, modification or refinancing determined without regard to the effect of such renewal, extension, modification or refinancing. Mortgagee agrees that it shall cooperate with Mortgagor in the event Mortgagor seeks to refinance any Senior Mortgage (hereinafter defined) and shall execute any reasonable documents necessary to maintain the relative rights and position of the parties as Senior and Junior mortgagees. Mortgagor further covenants that it shall provide Mortgagee notice of any and all defaults with respect to the Senior Mortgage (hereinafter defined).

     25.  Usury Laws, Etc.:

          25.1 Mortgagor represents and agrees that the principal obligation secured hereby constitutes a business loan.

          25.2 If from any circumstances whatever fulfillment of any provision of this Mortgage or the Note at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by applicable usury statute or any other law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, and paid according to the provisions of the Note, so that in no event shall any exaction be possible under this Mortgage or the Note that is in excess of the limit of such validity; but such obligation shall be fulfilled to the limit of such validity. In no event shall Mortgagor, its successors or assigns, be bound to pay for the use, forbearance or detention of the money loaned and secured hereby interest of more than the legal limit, and the right to demand any such excess shall be and hereby is waived. The provisions of this paragraph shall control every other provision of this Mortgage and the Note.

     26. Binding on Successors and Assigns; Gender: This Mortgage and all provisions hereof shall extend to and be binding upon Mortgagor, its successors, vendees and assigns and all persons claiming under or through Mortgagor, and the word "Mortgage" when used herein shall include all such persons and all persons liable for the payment of the indebtedness or any part thereof, whether or not such persons shall have executed the Note or this Mortgage. The word "Mortgagee" when used herein shall include the successors, vendees and assigns of Mortgagee named herein, and the holder or holders, from time to time, of the Note. Wherever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

     27. Captions: The captions and headings of various paragraphs of this Mortgage are for convenience only and are not to be construed as defining or limiting, in anyway, the scope or intent of the provisions hereof.

     28. Severability: In the event any of the provisions contained in this Mortgage shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, legality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, the obligations secured hereby and same shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and therein. This Mortgage has been executed and delivered at Indianapolis, Indiana, and shall be construed in accordance with and governed by the laws of the State of Indiana.

     29. Mortgagor not a Joint Venturer or Partner: Mortgagor and Mortgagee acknowledge and agree that in no event shall Mortgagee be deemed to be a partner or joint venturer with Mortgagor or any beneficiary of Mortgagor. Without limitation of the foregoing, Mortgagee shall not be deemed to be such a partner or joint venturer on account of its becoming a mortgagee in possession or exercising any rights pursuant to this Mortgage or pursuant to any other instrument or document evidencing or securing any of the indebtedness secured hereby, or otherwise.

     30. Defeasance Clause: If Mortgagor pays to Mortgagee said principal sum and all other sums payable by Mortgagor to Mortgagee as are hereby secured, in accordance with the provisions of the Note and in the manner and at the times therein set forth, without deduction, fraud, or delay, then and from thenceforth this Mortgage, and the estate hereby granted, shall cease and become void, anything herein contained to the contrary notwithstanding.

     31. Flood Insurance: If the Mortgaged Premises are now or hereafter located in an area which has been identified by the Secretary of Housing and Urban Development as a flood hazard area and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (the "Act"), Mortgagor will keep the Mortgaged Premises covered for the term of the Note by flood insurance up to the maximum limit of coverage available under the Act.

     32. Mortgagee's Right to Exercise Remedies: The rights and remedies of Mortgagee as provided in the Note and in this Mortgage or available under applicable law, shall be cumulative and concurrent and may be pursued separately, successively or together against Mortgagor or against other obligors, if any, or against the Mortgaged Premises, or against any one or more of them, at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall arise.

     33. Incorporation of Riders, Exhibits and Addends: All riders, exhibits and addenda attached to this Mortgage are by express and specific reference incorporated in and made a part of this Mortgage; and with the proviso that the covenants contained in each of said riders, exhibits and addenda, and the other things therein set forth shall have the same force and effect as any other covenant or thing herein expressed.

     34. Subrogation: To the extent that Mortgagee, on or after the date hereof, pays any sum due under any provision or law or any instrument or document creating any lien prior or superior to the lien of this Mortgage, or Mortgagor or any other person pays any such sum with the proceeds of the loan secured hereby, Mortgagee shall have and be entitled to a lien on the Mortgaged Premises equal in priority to the lien discharged (but in no event superior to the Senior Mortgage), and Mortgagee shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit Mortgagee in securing the indebtedness secured hereby. Mortgagee shall be subrogated, notwithstanding their release of record, to the lien of all mortgages, trust deeds, superior titles, vendors' liens, liens, charges, encumbrances, rights and equities on the Mortgaged Premises, to the extent that any obligation under any thereof is directly or indirectly paid or discharged with proceeds of disbursements or advances under the Note.

     35. Security Agreement: This Mortgage shall be deemed a Security Agreement as defined in the Indiana Uniform Commercial Code. This Mortgage creates a security interest in favor of Mortgagee in all property owned by Mortgagor, and not any tenants, including all personal property, fixtures and goods affecting property either referred to or described herein or in any way connected with the use or enjoyment of the Premises. The remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (a) as prescribed herein, or (b) by general law, or (c) as to such part of the security which is also reflected in any Financing Statement filed to perfect the security interest herein created, by the specific statutory consequences now or hereinafter enacted and specified in the Indiana Uniform Commercial Code, all at Mortgagee's sole election. Mortgagor and Mortgagee agree that the filing of such a Financing Statement in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and the hereby stated intention of the parties hereto, that everything used in connection with the production of income from the Mortgaged Premises and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Mortgagee, or (iii) any such item is referred to or reflected in any such Financing Statement so filed at any time. Similarly, the mention in any such Financing Statement of (i) the rights in or the proceeds of any fire and/or hazard insurance policy, or (ii) any award in eminent domain proceedings for a taking or for loss of value, or (iii) the debtor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Premises, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of Mortgagee as determined by this instrument or impugning the priority of Mortgagee's lien granted hereby or by any other recorded document, but such mention in the Financing Statement is declared to be for the protection of Mortgagee in the event any court or judge shall at any time hold with respect to (i), (ii) and (iii) that notice of Mortgagee's priority of interest to be effective against a particular class of persons, including, but not limited to, the Federal government and any subdivisions or entity of the Federal government, must be filed in the Commercial Code records. Notwithstanding the aforesaid, Mortgagor covenants and agrees that so long as any balance remains unpaid on the Note, it will execute (or cause to be executed) and delivered to Mortgagee, such renewal certificates, affidavits, extension statements or other documentation in proper form, so as to keep perfected the lien created by any Security Agreement and Financing Statement given to Mortgagee by Mortgagor, and to keep and maintain the same in full force and effect until the entire principal indebtedness and all interest to accrue thereunder has been paid in full; with the proviso that the failure of the undersigned Mortgagor to so do shall constitute an Event of Default hereunder.

     36. No Oral Modifications: This Mortgage may not be modified, amended, discharged or waived orally, except by an agreement in writing and signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Mortgage and the exhibits annexed hereto, which alone fully and completely express their agreements, and that Mortgagor is not relying upon any statement or representation not embodied in this Mortgage made by Mortgagee.

     37. Management. In the event the conduct of the business of the Mortgaged Premises shall be managed by an entity other than J. Herzog & Sons, Inc.or an entity to whom ownership of the mortgaged premises could be transferred pursuant to paragraph 13(i) hereinabove without the need to satisfy the conditions contained in said section 13(i), such different management shall be subject to prior consent in writing by Mortgagee, whose consent shall not be unreasonably withheld. Prior to employment of such new management, mortgagor shall notify Mortgagee in writing of his intent so to do furnishing the following information concerning the intended manager: (i) name and address;
(ii) experience; (iii) financial reliability; (iv) reputation in the trade; and
(v) references upon which Mortgagee can rely to make its decision. Provided, however, that Mortgagee's consent shall not be required if Mortgagor retains a local management company for the purpose of providing for the on-site management of the Mortgaged Premises so long as Mortgagor retains overall management responsibility for the Mortgaged Premises.

     38. Governing Law and Jurisdiction. This Mortgage shall be governed by the laws of the State of Indiana. Any action brought to enforce any of the provisions of this Mortgage or otherwise relating to this Mortgage shall be brought only in the Federal or State courts located in Marion County, Indiana, and such courts shall have exclusive jurisdiction over any such action. Mortgagor hereby waives any right to a trial by jury in any such action.

     39. Notices: All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when given as provided in the Note.

     40. Junior Mortgage Covenant: This Mortgage is a Junior Mortgage, the lien of which is junior, subject and subordinate to the lien of any first mortgage now existing or hereafter recorded against the Mortgaged Premises (hereinafter referred to as a "Senior Mortgage"), and to any renewals, extensions, modifications, and replacements thereof, in whole or part. Subject to the provisions of subparagraph 24.6 above, in the event the current Senior Mortgage is refinanced and an amendment to the Senior Mortgage or a new Senior Mortgage is recorded against the Mortgaged Premises, Mortgagee agrees that this Mortgage shall be subject and subordinate to the lien of any such amended Senior Mortgage or new Senior Mortgage and that such subordination shall be self-executing without the requirement of any further documentation; provided that such refinancing complies with the provisions of paragraph 24.6. Such subordination shall apply to subsequent refinancings after any initial refinancing subject to the provisions of paragraph 26 hereinabove.

     Notwithstanding anything herein to the contrary, all rights of Mortgagee under this Mortgage are subject to the rights of the holder of the Senior Mortgage so long as the same remains unpaid; but only in the event that the provisions hereof conflict with, or are inconsistent with, or cover the same subject matters as provisions of the Senior Mortgage.

     41. Exculpatory Clause: Subject to the provisions set forth below, neither Mortgagor nor any of its partners shall be personally liable to pay or perform the obligations under the Note, this Mortgage or any other documents evidencing the indebtedness hereunder and the Mortgagee agrees to look solely to the Mortgaged Premises and any other collateral, now, or hereafter pledged by any party to secure the Note. Notwithstanding the foregoing, Mortgagor shall be personally liable:

          A. For all losses, damages, costs and expenses including attorneys' fees incurred by Mortgagee as a result of (i) any failure after the occurrence and during the continuance of any default (without benefit of any applicable grace or cure period), to apply any portion of the gross income from the Mortgaged Premises to the Senior Mortgage, the Note or to customary operating expenses of the Mortgaged Premises, (ii) any material misrepresentation in connection with the covenant contained in paragraph 2.2 of this Mortgage, fraud or any misappropriation of any funds deriving from the Mortgaged Premises (such as insurance proceeds or condemnation awards),or (iii) any breach of any representation covenant or obligation concerning hazardous materials set forth in Section 12 hereof.

          B. In the event of any breach of any of the covenants in paragraphs 1(b), 13(i), 24.6 and/or 37 of this Mortgage:

          (i) In the case of a breach of the covenant in paragraph (1)(b) of this Mortgage, to the extent that Mortgagor has distributed or paid over any funds derived from the Mortgaged Property to its partners;

          (ii) in the case of a breach of the covenant in paragraph 13(i) of this Mortgage, to the extent that such breach impairs the value of Mortgagee's interest in the Mortgaged Property;

          (iii) in the case of a breach of the covenant in paragraph 24.6 of this Mortgage, only to the extent that such additional indebtedness is not expressly provided for under the Senior Mortgage and only to the extent of such increase in the amount secured by the Senior Mortgage;

          (iv) in the case of a breach of the covenant in paragraph 37 of this Mortgage, to the extent that such breach impairs the value of Mortgagee's interest in the Mortgaged Property.

     The foregoing shall in no way limit or impair the enforcement against the Mortgaged Premises or any other security granted by the loan documents of any of the Mortgagee's rights and remedies pursuant to the loan documents.


     IN WITNESS WHEREOF, Mortgagor has caused these presents to be signed by its ________________________ on the day and year first above written.


                              By:_____________________________________
                              Its:____________________________________

STATE OF ____________)
                     )
COUNTY OF __________ )

     I, __________________, a Notary Public in and for said County in the State aforesaid, DO HEREBY CERTIFY that _____________________________, as
_____________________ of ___________________________________, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such ___________________ of said Company, appeared before me this day in person and acknowledged that ____________________________ signed and delivered the said instrument as - own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth.

     GIVEN under my hand and notarial seal this ______ day of _________________, 1996.


                                   -------------------------------------
                                   Notary Public

                                  EXHIBIT "A"
                         LEGAL DESCRIPTION OF THE LAND